UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2013

Carey Watermark Investors Incorporated

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 14, 2013, five wholly-owned subsidiaries of Carey Watermark Investors Incorporated (“CWI”) completed the acquisition of five select-service hotels within the Hilton Worldwide portfolio of brands from entities managed by Fairwood Capital, LLC, an unaffiliated third party. The properties are located in Georgia, Tennessee, Louisiana, Alabama and Texas and include the 119-room Hampton Inn & Suites Atlanta-Downtown, the 144-room Hampton Inn & Suites Memphis-Beale Street, the 133-room Hampton Inn Birmingham-Colonnade, the 105-room Hampton Inn & Suites Legacy Park-Frisco and the 131-room Hilton Garden Inn Baton Rouge Airport.  CWI’s investment in the properties is approximately $104.3 million in the aggregate, inclusive of investment-related costs and $64.5 million of debt. The Memphis, Atlanta and Birmingham properties will be managed by Crescent Hotels & Resorts, and the Frisco and Baton Rouge properties will be managed by HRI Lodging Inc. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Report.

In connection with the acquisition, CWI obtained five individual mortgage loans totaling $64.5 million. The loans are non-recourse, with annual interest rates fixed at approximately 4.1%, and do not contain cross-default provisions.  All five loans mature on March 1, 2018.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the five individual Purchase and Sale Agreements, between subsidiaries of Fairwood Capital, LLC and subsidiaries of CWI, each dated December 7, 2012, as amended. Copies of the agreements are filed hereto as Exhibit 10.1, and are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) and (b)

Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that this Report is filed.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement between FWH Birmingham Colonnade, LLC and CWI Birmingham Hotel, LLC dated as of December 7, 2012.

10.2	First Amendment to Purchase and Sale Agreement between FWH Birmingham Colonnade, LLC and CWI Birmingham Hotel, LLC dated as of January 4, 2013.

10.3	Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of December 7, 2012.

10.4	First Amendment to Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of January 4, 2013.

10.5	Second Amendment to Purchase and Sale Agreement between FWH Legacy Park Frisco, LLC and CWI Legacy Park Hotel, LLC dated as of January 9, 2013.

10.6	Purchase and Sale Agreement between FWH Atlanta Downtown, LLC and CWI Atlanta Downtown Hotel, LLC dated as of December 7, 2012.

10.7	First Amendment to Purchase and Sale Agreement between FWH Atlanta Downtown, LLC and CWI Atlanta Downtown Hotel, LLC dated as of January 4, 2013.

10.8	Purchase and Sale Agreement between FWH Memphis Beale Street, LLC and CWI Beale Street Hotel, LLC dated as of December 7, 2012.

10.9	First Amendment to Purchase and Sale Agreement between FWH Memphis Beale Street, LLC and CWI Beale Street Hotel, LLC dated as of January 4, 2013.

10.10	Purchase and Sale Agreement between FWH Baton Rouge, LLC and CWI Baton Rouge Hotel, LLC dated as of December 7, 2012.

10.11	First Amendment to Purchase and Sale Agreement between FWH Baton Rouge, LLC and CWI Baton Rouge Hotel, LLC dated as of January 4, 2013.

99.1	Press Release titled “Carey Watermark Investors Acquires Five Property Hilton Worldwide Branded Portfolio” issued on February 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: February 21, 2013	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Chief Financial Officer